UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

On August 5, 2015 Solitario Exploration & Royalty Corp. (“Solitario”) entered into a loan extension agreement the (“Loan Extension Agreement”) with RMB Australia Holdings Limited (“RMBAH”) to extend the maturity date of its US$5.0 million secured loan pursuant to a credit facility agreement (the “Facility”) dated August 10, 2012. The maturity date of the Facility was extended to September 30, 2015 to allow for additional time that may be necessary to close the previously announced sale (see Solitario’s current report filed on Form 8-K dated June 12, 2015) of Solitario’s 80% membership interest in the Mt. Hamilton project to Waterton Nevada Splitter, LLC, a wholly-owned subsidiary of Waterton Precious Metals Fund II Cayman, LP. All other terms of the Facility remain the same.

In consideration for the extension of the maturity date, Solitario agreed to pay RMBAH an extension fee of US$50,000 and entered into an amendment dated August 5, 2015 to the 1,624,748 warrants issued to RMBAH in August 2012 in connection with the Facility (the “RMB Warrants”) to extend the expiration date of the RMB Warrants to August 21, 2016, subject to regulatory approval. All other terms of the RMB Warrants remain the same.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

10.1	Loan Extension Amendment between Solitario Exploration & Royalty Corp. and RMB Australia Holdings Limited dated August 5, 2015.

10.2	Warrant Amendment between Solitario Exploration & Royalty Corp. and RMB Australia Holdings Limited dated August 5, 2015.

99.1	Press release of Solitario Exploration & Royalty Corp. dated August 6, 2015.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 10, 2015

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer